Exhibit 107

Calculation of Filing Fee Tables

FORM F-4

REGISTRATION STATEMENT

(Form Type)

GREENFIRE RESOURCES LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Newly Registered Securities
	Equity	New Greenfire Common Shares (3) (4)	Rule 457(c) and 457(f)	73,779,303	$10.34	(5)	$762,877,993.02	0.0001102	$84,069.15
	Equity	New Greenfire Common Shares issuable upon exercise of New Greenfire Warrants	Rule 457(i)	7,526,667	$11.92	(6)	$89,717,870.64	0.0001102	$9,886.91
	Equity	New Greenfire Warrants (7)	Rule 457(c), 457(f) and 457(i)	7,526,667	(7)		(7)	(7)	(7)
		Total Offering Amounts					$852,595,863.66		$93,956.06
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$93,956.06

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Determined in accordance with Section 6(b) of the Securities Act, at a rate equal to $110.20 per $1.0 million of the proposed maximum aggregate offering price.

(3)	Represents the estimated maximum number of common shares (“New Greenfire Common Shares”) in the authorized share capital of the registrant, Greenfire Resources Ltd., an Alberta corporation (“New Greenfire”) upon completion of the business combination described in the accompanying prospectus/proxy statement (the “Business Combination”) assuming no redemptions of shares (“MBSC Class A Common Shares”) of Class A common stock, par value $0.001, of M3-Brigade Acquisition III Corp., a Delaware corporation (“MBSC”) in connection with the closing of the Business Combination, and is based on (i) 9,900,990 New Greenfire Common Shares to be issued to current public stockholders of MBSC, (ii) 43,298,722 New Greenfire Common Shares to be issued to current shareholders of Greenfire Resources, Inc. (“Greenfire”), (iii) 15,579,591 New Greenfire Shares to be issued to Greenfire’s bondholders in exchange for their warrants to purchase common shares of Greenfire, and (iv) 5,000,000 New Greenfire Common Shares to be issued to M3-Brigade Sponsor III LP, a Delaware limited partnership (“MBSC Sponsor”) as the holder of all issued and outstanding shares of Class B common stock, par value $0.0001 per share, of MBSC, that were purchased by MBSC Sponsor prior to MBSC’s initial public offering, after giving effect to certain forfeitures to occur in connection with the closing of the Business Combination.

(4)	MBSC Class A Common Shares and certain warrants which are exercisable for MBSC Class A Common Shares under certain circumstances (“MBSC Public Warrants”) are currently listed on the New York Stock Exchange (the “NYSE”) under the symbols “MBSC” and “MBSC WS,” respectively. In addition, certain of the MBSC Class A Common Shares and MBSC Public Warrants currently trade as MBSC Units, consisting of one MBSC Class A Common Share and one-third of one MBSC Public Warrant, and are listed on the NYSE under the symbol “MBSC.U.” New Greenfire intends to list the New Greenfire Common Shares on the NYSE. It is anticipated that upon the Closing, the New Greenfire Common Shares will be listed on the NYSE under the ticker symbol “ ”.

(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of MBSC Class A Common Shares reported on NYSE on April 19, 2023 ($10.34 per MBSC Class A Common Share). This calculation is in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(6)	Represents the sum of (x) the average of the high and low prices of MBSC Public Warrants reported on the NYSE on April 18, 2023 ($0.42 per MBSC Public Warrant) and (y) an exercise price of New Greenfire Warrants of $11.50. This calculation is in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(7)	Represents the estimated maximum number of warrants to purchase New Greenfire Common Shares (the “New Greenfire Warrants”) to be issued hereunder upon completion of the Business Combination and is based on (i) 5,000,000 New Greenfire Warrants to be issued to the holders of Greenfire common shares and Greenfire performance warrants, in each case in such amounts as determined in accordance with the Plan of Arrangement (as defined in the accompanying prospectus/proxy statement, and (ii) 2,526,667 New Greenfire Warrants to be issued to MBSC Sponsor as the holder of warrants to purchase MBSC Class A Common Shares that were issued to it in a private placement in connection with MBSC’s initial public offering (the “MBSC Private Placement Warrants”) (after giving effect to certain forfeitures of MBSC Private Placement Warrants to occur in connection with the closing of the Business Combination). Each whole New Greenfire Warrant will entitle the holder to purchase one whole New Greenfire Share for USD$11.50 per share. No separate registration fee is required pursuant to Rule 457(i) under the Securities Act.